Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ferroglobe PLC of our report dated August 28, 2013, with respect to the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the year ended June 30, 2013, which report is included in the 2015 Annual Report on Form 10-K of Globe Specialty Metals, Inc. filed with the Securities and Exchange Commission on August 26, 2015.

/s/ KPMG LLP

New York, New York

January 7, 2016